EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended March 31, 1998, of Southern California Edison Company into the previously filed Registration Statements which follow:

       Registration Form                File No.            Effective Date
       -----------------                --------            --------------

           Form S-3                     33-53288            November 6, 1992
           Form S-3                     33-50251            September 21, 1993
           Form S-3                     33-59001            May 15, 1995
           Form S-3                    333-00497            February 2, 1996



                                                       ARTHUR ANDERSEN LLP
                                                       ARTHUR ANDERSEN LLP



Los Angeles, California
May __, 1998